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              [Letterhead of Stradley, Ronan, Stevens & Young, LLP]

                                December 18, 2000

HealthAxis Inc.
2500 DeKalb Pike
East Norriton, Pennsylvania  19401

      RE: Registration Statement on Form S-4 for Proposed Reorganization
          --------------------------------------------------------------

Ladies and Gentleman:

       We have acted as counsel to and for HealthAxis Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 47,714,865 shares (the "Shares") of the Company's common stock, $ .10 par value per share (the "Common Stock"), in connection with the proposed merger (the "Merger") of HealthAxis.com, Inc. ("HAC") with and into HealthAxis Acquisition Corp. ("HAAC"), a wholly owned subsidiary of the Company.

       In our capacity as counsel, we have been requested to render the opinions set forth in this letter, and, in connection therewith, we have reviewed only the following documents: (i) the Registration Statement, (ii) the Amended and Restated Agreement and Plan of Reorganization dated as of October 26, 2000 by and among the Company, HAC and HAAC (the "Reorganization Plan"), attached to the Registration Statement as Appendix A, (iii) the Amended and Restated Agreement and Plan of Merger dated as of October 26, 2000 by and among the Company, HAC, and HAAC (the "Merger Plan"), attached to the Registration Statement as Appendix B, (iv) the Articles of Incorporation of the Company, as amended ("Articles of Incorporation"), as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on November 28, 2000, (v) the proposed amendment and restatement of the Articles of Incorporation of the Company to be submitted to the shareholders of the Company for vote pursuant to the Registration Statement (the "Amendment"), attached to the Registration Statement as Appendix E (vi) certain minutes of meetings of the Board of Directors of the Company and unanimous consents executed by the Directors of the Company, certified as true and correct by the Secretary of the Company and (vii) Bylaws of the Company, as amended, certified as true and correct by the Secretary of the Company. Our opinion is qualified in all respects by the scope of the foregoing document examination.

       In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals,
(iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iv) with respect to the Articles of Incorporation, certain certifications of governmental officials and private organizations having access to and regularly reporting on government files and records.



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       The law covered by the opinion expressed herein is limited to the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

       Based upon, and subject to, the foregoing, we are of the opinion that, assuming the Amendment is approved and filed as contemplated by the Registration Statement, the Shares, if issued by the Company as contemplated by the Registration Statement and in accordance with both the Reorganization Plan and the Merger Plan, will be validly issued, fully paid, and nonassessable.

       We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm in the Registration Statement as legal counsel which has passed upon the legality of the securities offered thereby.


                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP


                                    By: /s/ Richard N. Weiner
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                                        Richard N. Weiner, A Partner